Exhibit 10.40

EDUCATION REALTY TRUST, INC.
2010 LONG-TERM INCENTIVE PLAN

SECTION 1.  –  PURPOSE AND AWARD ALLOCATION

The 2010 Long-Term Incentive Plan (“LTIP”) has been established by Education Realty Trust, Inc. (the “Company”) to provide long-term incentives to key employees of the Company.  Its purposes are to attract, retain and motivate key employees of the Company and to promote the long-term growth and profitability of the Company.  Awards under the LTIP are made pursuant to the Company’s 2004 Incentive Plan (the “Plan”) and consist of a mixture of time vested restricted stock (1/2) and performance vested restricted stock units (1/2)(“Award”).  The Compensation Committee (“Committee”) of the Board of Directors (the “Board”) believes that performance vested restricted stock units provide increased incentive to achieve identified performance goals and that time vested restricted stock supports its goal of executives having an ownership position in the Company while encouraging their long-term retention.

The Committee will make Awards pursuant to the LTIP as set forth on Schedule A hereto, on such terms as the Committee may prescribe based on the criteria set forth on Schedule A hereto and such other factors as it may deem appropriate.

SECTION 2. – PARTICIPATION

The Committee shall have the sole and absolute discretion to determine those officers of the Company who shall be eligible to receive an Award pursuant to the LTIP (each, a “Participant”).

SECTION 3. – ADMINISTRATION

Subject to applicable law, all designations, determinations, interpretations, and other decisions under or with respect to the LTIP or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons. Designations, determinations, interpretations, and other decisions made by the Committee with respect to the LTIP or any Award hereunder need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

SECTION 4. – TIME VESTED RESTRICTED STOCK

One-half (1/2) of the Participant’s Award will consist of a grant for restricted shares of the Company’s common stock (“Restricted Stock”), which will be subject to the terms and conditions of a Restricted Stock Award Agreement, the form of which is attached hereto as Exhibit 1.

The shares of Restricted Stock will vest in three (3) equal annual installments, as long as the Participant is an employee of the Company on the vesting date. Shares of Restricted Stock shall be entitled to voting and dividend rights from the effective date of the grant, but shall be non-transferable by the Participant until such shares have vested in accordance with the Restricted Stock Award Agreement.

SECTION 5. – PERFORMANCE VESTED RESTRICTED STOCK UNITS

One-half (1/2) of the Participant’s Award will be granted as restricted stock units (“RSUs”), with each unit representing the right to receive in the future one share of the Company’s common stock (“Common Shares”). The vesting of RSUs is based upon the Company’s achievement of total stockholder returns (“TSR”) at specified levels as set forth on Schedule A hereto, over the period beginning January 1, 2010 to January 1, 2013 (the “Performance Period”).

RSUs granted to each Participant will be subject to the terms and conditions of the Restricted Stock Unit Award Agreement, the form of which is attached as Exhibit 2 hereto.

Exhibit 10.40

The Committee will grant RSUs to each Participant equal to the number of Common Shares that such Participant would earn if “maximum performance” (as set forth on Schedule A) were achieved.  The Committee shall determine whether and to what extent the performance goal has been met at the end of the Performance Period (the “Determination Date”). RSUs will be converted to fully vested Common Shares based upon the Company’s achievement of the “threshold,” “target” or “maximum” TSR performance goals set forth on Schedule A on the Determination Date.  Only the number of RSUs that equate to actual performance, as determined by the Committee pursuant to Schedule A, shall be eligible to vest (such RSUs that satisfy the performance goals on the Determination Date are referred to as “Eligible Shares”) and convert to Common Shares as further set forth in the applicable Restricted Stock Unit Award Agreement.  After the Determination Date, any RSUs that are not Eligible Shares will be forfeited.

Prior to the Determination Date, no dividend payments will accrue or be paid with respect to any RSUs. If the performance goals are met, then the Participant will earn dividends on the Eligible Shares and will have voting rights with respect to the Eligible Shares.

SECTION 6.  – FORFEITURE/REDUCTION IN AWARD

Time-Vested Restricted Stock Awards.  In the event of a Change of Control of the Company, a termination of the Participant’s employment by the Company without Cause, or a termination of employment by the Participant for Good Reason, all unvested shares of Restricted Stock shall accelerate and be fully vested and delivered to the Participant.  Unvested shares of Restricted Stock will also vest in the event of termination of the Participant’s employment due to death or Disability.

Performance-Vested Restricted Stock Units.  Except as set forth below, in the applicable Restricted Stock Unit Award Agreement or as the Committee may otherwise determine in its sole and absolute discretion, termination of a Participant’s employment prior to the end of the Performance Period will result in the forfeiture of the RSUs by the Participant, and no payments shall be made with respect thereto.  Notwithstanding the foregoing, if Participant’s employment is terminated prior to the end of the Performance Period as a result of Participant’s death or Disability, the Committee shall determine the number of RSUs that will convert to Eligible Shares by (i) applying the performance criteria set forth in the LTIP using the effective date of the Disability (to be determined by the Committee) or the date of death, as applicable, and (ii) multiplying the number of Eligible Shares so determined by .3333 if the death or Disability occurs in 2010, .6667 if the if the death or Disability occurs in 2011, and 1 if the if the death or Disability occurs in 2012 (rounding the resulting number of Eligible Shares to the nearest whole number).

If a Change of Control occurs prior to the end of the Performance Period, the Committee shall determine the number of RSUs that will convert to Eligible Shares by (i) applying the performance criteria set forth in the LTIP using the effective date of the Change of Control as the end of the Performance Period, and by appropriately and proportionately adjusting the performance criteria for such shortened Performance Period, and (ii) multiplying the number of Eligible Shares so determined by .3333 if the Change of Control occurs in 2010, .6667 if the Change of Control occurs in 2011, and 1 if the Change of Control occurs in 2012 (rounding the resulting number of Eligible Shares to the nearest whole number).

Exhibit 10.40

SECTION 7.  –  ADJUSTMENTS FOR UNUSUAL OR NONRECURRING EVENTS

In addition to any adjustments enumerated in the description of the performance goals set forth on Schedule A hereto, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting any Participant, the Company, or any subsidiary or affiliate, or the financial statements of the Company or of any subsidiary or affiliate; in the event of changes in applicable laws, regulations or accounting principles; or in the event the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP.  The Committee is also authorized to adjust Awards to avoid unwarranted penalties or windfalls.  Notwithstanding the foregoing, the Committee shall not have the discretion to increase any Award payable to any Covered Officer (as defined in Section 10 below) in excess of that provided by the application of the terms and conditions of Schedule A attached hereto.

SECTION 8.  –  NO RIGHTS TO AWARDS; NO TRUST OR FUND CREATED

No person shall have any claim to be granted any Award and there is no obligation for uniformity of treatment among Participants.  The terms and conditions of Awards, if any, need not be the same with respect to each Participant.  The Company reserves the right to terminate the LTIP at any time in the Company’s sole discretion.  Neither the LTIP nor any Award hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary or affiliate and a Participant or any other person. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary.

Exhibit 10.40

SECTION 9.  –   ASSIGNMENT AND ALIENATION OF BENEFITS

To the maximum extent permitted by law, a Participant’s right or benefits under the LTIP shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void; provided, however, that in the event of a Participant’s death, any such benefit not forfeited upon death shall pass to such Participant’s beneficiaries or estate in accordance with the laws of descent and distribution. Except as prohibited by law, payments or benefits payable to or with respect to a Participant pursuant to the LTIP may be reduced by amounts the Participant may owe to the Company, including, without limitation, any amounts owed on account of loans, travel or standing advances, and personal charges on credit cards issued through the Company.

SECTION 10. –   ADDITIONAL DEFINITIONS

The terms that follow, when used in this LTIP and in any Restricted Stock Award Agreement or any Restricted Stock Unit Award Agreement issued pursuant to this LTIP, shall have the meanings indicated below:

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Cause” means the Participant has (a) continually failed to substantially perform, or been grossly negligent in the discharge of, his or her duties to the Company (in any case, other than by reason of a Disability, physical or mental illness or analogous condition); (b) been convicted of or pled nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element; or (c) materially breached any material Company policy or agreement with the Company.

“Change of Control” shall mean the first of the following events to occur after the Effective Date:

(a)           any Person or group of Persons together with its Affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company);

(b)           the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

Exhibit 10.40

(c)           the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(d)           the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e)           the occurrence of any transaction or series of transactions deemed by the Board to constitute a change in control of the Company.

Notwithstanding the foregoing, (i) a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (ii) a Change of Control shall not occur for purposes of this LTIP as a result of any primary or secondary offering of Company common stock to the general public through a registration statement filed with the Securities and Exchange Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Code; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award under the LTIP or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

“Disability” means a physical or mental condition entitling the Participant to benefits under the applicable long-term disability plan of the Company or any of its subsidiaries, or if no such plan exists, a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or as determined by the Company in accordance with applicable laws.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exhibit 10.40

“Good Reason” means (a) an adverse diminution in Participant’s title, duties or responsibilities (provided, however, that a requirement to utilize skills in addition to those utilized in Participant’s current position, and/or a change in title and/or direct reports to reflect the organizational structure of the successor entity following a Change of Control, shall not in and of itself be considered an “adverse diminution” as contemplated by this subsection (a)); (b) a reduction of ten percent (10%) or more in Participant’s annual base salary; (c) a reduction of ten percent (10%) or more in Participant’s annual target bonus opportunity (including the failure to pay any bonus earned for any year in which a Change of Control occurs pursuant to the terms of any applicable plan or arrangement in effect prior to such Change of Control); or (d) the relocation of Participant’s principal place of employment to a location more than fifty (50) miles from Participant’s principal place of employment, except for required travel on the Company’s business to an extent substantially consistent with Participant’s historical business travel obligations.  Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, provided that Participant provides the Company with a written notice of resignation within ninety (90) days following the occurrence of the event constituting Good Reason and the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice.

“Person” shall mean a “person” as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company (or any subsidiary thereof), (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

SECTION 11.  –   INTERPRETATION AND GOVERNING LAW

This LTIP shall be governed by and interpreted and construed in accordance with the internal laws of the State of Maryland, without reference to principles of conflicts or choices of laws.

Exhibit 10.40

SECTION 12.  –   WITHHOLDING OF TAXES

Pursuant to Section 13.3 of the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Award, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this LTIP and/or any action taken by a Participant with respect to an Award. Upon the lapse of all restricted periods and the issuance of shares of common stock with respect to any portion of an Award, the Company shall satisfy any applicable withholding obligations or withholding taxes (“Withholding Taxes”) as set forth by Internal Revenue Service guidelines for the employer’s minimum statutory withholding with respect to the Participant and issue shares of common stock to the Participant without restriction.  As a condition to receiving settlement of any fully vested shares of common stock hereunder, the Company may require Participant to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payments hereunder or from any compensation or other amount owing to Participant, an amount of cash necessary for the Company to satisfy any Withholding Taxes in respect of this Award.  In its sole and absolute discretion, the Company may satisfy the required Withholding Taxes by withholding from the shares of common stock otherwise issuable pursuant to settlement of the Award that number of whole shares necessary to satisfy Withholding Taxes with respect to such shares based on the Fair Market Value (as defined in the Plan) of the shares as of the date the applicable restricted period ends.

SECTION 13.  –   EFFECTIVE DATE

This LTIP shall be effective as of January 1, 2010 (the “Effective Date”).

SECTION 14.  –   MISCELLANEOUS

This LTIP is not a “qualified” plan for federal income tax purposes.

No provision of the LTIP shall require the Company, for the purpose of satisfying any obligations under the LTIP, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the LTIP other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

In no event shall any member of the Committee be personally liable by reason of any contract or other instrument executed by a member of the Committee or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless such member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the LTIP unless arising out of such person’s own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s operating agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

The Committee shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any information furnished in connection with the LTIP by any person or persons other than such member.

Exhibit 10.40

SCHEDULE A
2010 LTIP Participant Opportunities:

Allocation of 2010 LTIP Award

Participant	Restricted Stock (Time-Vested) 50% of LTIP Award	Performance Shares (RSUs) 50% of LTIP Award	Total Dollar Value of LTIP Award (based on “target” performance)
Randall Churchey

Thomas Trubiana

Randall Brown

Christine Richards

Drew Koester

Restricted Stock Awards (Time-Vested)

Participant	Number of Shares of Time Vested Restricted Stock to be Awarded
Randall Churchey

Thomas Trubiana

Randall Brown

Christine Richards

Drew Koester

Performance Shares (RSUs)

Metric	Threshold Performance	Target Performance	Maximum Performance
EDR’s TSR Compared to average TSR of Peer Group	EDR’s TSR is equal to or exceeds (up to 4.9%) average TSR of Peer Group	EDR’s TSR exceeds (5%-9.9%) average TSR of Peer Group	EDR’s TSR exceeds average TSR of Peer Group by 10% or more

Exhibit 10.40

“TSR” or “Total Stockholder Return” means the appreciation in the Fair Market Value of the Company’s common stock (or in the case of the Peer Group (defined below), the common stock of such companies) plus any dividends paid in respect of such stock during the Performance Period. For purposes of calculating performance, the Committee will compare the Company’s TSR to the average TSR of the Peer Group at the end of the Performance Period.

“Peer Group” means the group of companies comprised of:
•	American Campus Communities, Inc. (ACC)-student housing properties
•	Associated Estates Realty Corporation (AEC)-multifamily apartment properties
•	BRE Properties, Inc. (BRE)-multifamily apartment properties
•	Camden Property Trust (CPT)-multifamily apartment properties
•	Cousins Properties Inc. (CUZ)-diverse real estate portfolio
•	Home Properties, Inc. (HME)-multifamily apartment properties
•	Mid-America Apartments (MAA)-multifamily apartment properties
•	Post Properties, Inc. (PPS)-multifamily apartment properties
•	UDR, Inc. (UDR)-multifamily apartment properties

Exhibit 10.40

Calculation of Performance Shares (RSUs)

The table below shows the number of Shares that each Participant is eligible to receive based on the Threshold, Target and Maximum performance levels. The number of shares to be granted is based on the closing price of the Company’s common stock on December 31, 2009 of $      .

Number of Shares based on:
Participant	Threshold Performance(1)	Target Performance (2)	Maximum Performance (3)
Randall Churchey
Thomas Trubiana
Randall Brown
Christine Richards
Drew Koester

(1) 50% of Participant’s long-term incentive target value x .5.

(2) 50% of Participant’s long-term incentive target value.

(3) 50% of Participant’s long-term incentive target value x 1.5.

At the end of the Performance Period, the Committee will determine the level and to what extent (i.e., Threshold, Target or Maximum) the performance goal was met.  RSUs that satisfy the performance goal will be converted to fully vested Common Shares.

Exhibit 10.40

EXHIBIT 1
Form of Restricted Stock Award Agreement

Exhibit 10.40

EXHIBIT 2
Form of Restricted Stock Unit Award Agreement